Exhibit 99.1
Fourth Quarter Update
Comparable revenue growth and sales growth

	Quarters ended December 31,		TTM December 31
	12/31/2010	12/31/2009	2010	2009	Comments
	(In constant currencies)		(In constant currencies)
Comparable sales growth
Total worldwide	(3.7)%	(2.0)%	(2.4)%	(1.7)%
United States and Canada	(5.8)%	(3.3)%	(4.4)%	(2.8)%	Lapping dollar double cheeseburger / value promotions
EMEA / APAC	(1.8)%	0.9%	0.2%	1.0%	Positive comps for NL,Turkey and China offset by Germany and UK
Latin America	5.6%	(2.6)%	3.8%	(2.4)%	Strong performance in Brazil, partially offset by Mexico

	(In constant currencies)		(In constant currencies)
Sales growth
Total worldwide	1.1%	1.0%	3.0%	1.8%
United States and Canada	(5.1)%	(2.1)%	(3.7)%	(1.9)%	Driven by negative comp sales / flat restaurant count
EMEA / APAC	9.1%	7.5%	14.5%	9.5%	Strong franchise NRG
Latin America	17.3%	3.0%	14.7%	2.8%	NRG and strong comps outside Mexico

	As of December 31,
Restaurant count	2010	2009	Inc/ (Dec)	Comments
Number of Company restaurants
United States and Canada	984	1,029	(45)	Primarily due to net refranchisings
EMEA / APAC	264	299	(35)	Primarily due to net refranchisings
Latin America	96	94	2

Total	1,344	1,422	(78)

Number of franchise restaurants
United States and Canada	6,566	6,516	50	Primarily due to net refranchisings plus add’l openings
EMEA / APAC	3,297	3,129	168	Net refranchisings plus add’l openings
Latin America	1,044	1,011	33

Total	10,907	10,656	251

Total worldwide restaurant count	12,251	12,078	173